(d)(1)(iv)

AMENDED SCHEDULE B

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

VOYA PARTNERS, INC.

and

VOYA INVESTMENTS, LLC

EXCLUDED SERVICES

As set forth in Section 2 of this Agreement, the direct provision of the following services shall be deemed to be outside the scope of this Agreement.

1.Underwriting or distribution services of the sort provided by the underwriter or distributor to a Series

2.Distribution or shareholder services provided to a Series pursuant to a plan, whether or not adopted under Rule 12b-1 promulgated under the 1940 Act

3.Custody services such as those currently provided by The Bank of New York Mellon and State Street Bank

4.Fund accounting services of the sort currently provided by The Bank of New York Mellon and State Street Bank, inclusive of pricing services utilized by the fund accounting agents

5.Transfer agency and recordkeeping services provided by various brokers/dealers and other intermediaries

6.Transfer agency services such as those currently provided by The Bank of New York Mellon and Computershare Limited

7.Printing and postage for shareholder reports, prospectuses and statements of additional information such as is currently provided by Merrill Corporation, Universal Wilde, RR Donnelley & Sons Company and Broadridge Financial Solutions, Inc.

8.External counsel and legal services such as those currently provided to the Company or to the Independent Directors by Ropes & Gray LLP and K&L Gates LLP

9.Audits and semi-annual reviews of financial statements, prospectuses and Form N-14 filings such as those currently provided by Ernst & Young LLP

10.Tax consulting services, review of tax compliance and other tax services such as those currently provided by Ernst & Young LLP

11.Fair value pricing services such as those currently provided by ICE Data Pricing & Reference Data, LLC

B-1

(d)(1)(iv)

12.Proxy tabulation and solicitation services related to shareholder meetings for a Series, such as those currently provided by Broadridge Financial Solutions, Inc. and/or Computershare Limited

13.Identifying and tracking services for wash sales activity such as those currently provided by Gainskeeper (Wolters Kluwer Financial Services, Inc.)

14.Brokerage services

15.Attribution and risk analysis services provided in support of the Chief Investment Risk Officer such as those currently provided by the Bank of New York-Wilshire Atlas/Axiom Attribution and Risk Analysis System

16.Recordkeeping services related to the Director deferred compensation plan such as those currently provided by Pen-Cal Administrators

17.Call center services related to phone representatives that service existing fund shareholders of record such as those currently provided by The Bank of New York Mellon Services

18.Consultants hired at the request of the Board of Directors to advise them

19.Administrative Services that are not reasonably necessary for the ordinary operation of each Series as of January 1, 2015, but that may be required in the future

B-2

(d)(1)(iv)

AMENDED SCHEDULE C

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

VOYA PARTNERS, INC.

and

VOYA INVESTMENTS, LLC

EXPENSES

	EXPENSE	CURRENT		% Borne
#	ITEM	VENDORS	DESCRIPTION	by Manager	ALLOCATION NOTE
Allocated Expenses
1	General Services	Ernst & Young LLP	Affiliated sub-custodian	50%
		(17f-2 Audit Fees)	account test work

	Fund Accounting/		Industry Classification for
2	Financial	Morgan Stanley GICS	equity securities for	50%	Voya funds' portion is limited
	Reporting	Direct License	financial reporting		to a maximum of $40,000.

	Services		purposes

	Fund Accounting/		Aggregated benchmark
data (returns). Data is used
	Financial	RIMES Technologies
3			in Voya funds' annual and	60%
	Reporting	Corporation
semi-annual reports and
Services
prospectuses.

	Proxy Voting	Institutional	Proxy Advisory Services
4		Shareholder Services		50%
	Services		and Voting Agent Service
(ISS, Inc.)

		Bloomberg /			Allocation to the Voya funds
		Morningstar / NYSE /	Market Data Service		is based on Board
5	Finance Services	Strategic Insight /	Providers (Non-CIRO	95%	usage/subscriptions. Only
		Institutional Investor /	usage)		actual Board usage costs are
		Etc.			allocated to the Voya funds.

Voya funds' portion is limited
	Industry	Investment Company			to a maximum of the fee paid
6			General membership fees	90%	by the Voya funds for Mutual
	Association Dues	Institute
Funds Directors Forum

membership.

C-1

(d)(1)(iv)

Allocated Expenses, continued

7	Chief Investment	Chief Investment Risk	Costs associated with the	40%	Overhead2	items are allocable
	Risk Officer1	Officer (CIRO)	CIRO function		to the Manager.

	Chief Compliance	Office of the Chief			Overhead2	items are allocable
8		Compliance Officer	CCO Function	0%
	Officer1				to the Manager.
		(CCO)

Voya Expenses
			Software application to
9	General Services	Confluence	assist in monitoring the	100%
			budgets and the accruals of

			expenses of mutual funds.
			Electronic system for
			calculation of fund fees
10	General Services	Bonaire	and payments to sub-	100%
			advisers. Annual license
			cost.

			Electronic system for Fund
			Compliance - monthly
11	Fund Compliance	Albridge	compliance checklist	100%
			process. Annual license
			cost.

12	Fund Compliance	Bank of New York	Money Market Stress	100%
			Testing

		Institutional	Securities Class Action
13	Fund Accounting	Shareholder Services		100%
			Service – (SCAS)
		(ISS, Inc.)

	Proxy Voting	Institutional	US & Global Custom
14		Shareholder Services	Voting Agent Services /	100%
	Services
		(ISS, Inc.)	Vote Disclosure Services

15	Operational	Eagle Pace	Fund Data Warehouse -	100%
	Services		Annual License Agreement

		The Bank of New
	Product	York- Wilshire
16	Management/	Atlas/Axiom	Attribution Analysis	100%
	Development	Attribution and Risk

	Services	Analysis System -
		Voya Use

1

2

CIRO and CCO costs are considered "extraordinary expenses" and are therefore excluded from expenses that are subject to the Series' Expense Limitation Agreements.

Overhead includes the costs associated with the following items; technology (except for Market Data Services and any IT Software expenses that are for the sole use of the CIRO or CCO); facilities; equipment; printing; and postage.

C-2

(d)(1)(iv)

Voya Expenses, continued

			External counsel and legal
17	Legal Services	Dechert LLP (External	services provided to Voya	100%
		Legal Fees)	regarding Advisory/

			Administrative Matters

		Voya Funds Services,	Legal services for
			Management and the
18	Legal Services	LLC (Internal Legal		100%
			Voya funds performed by
		Fees)
			Internal Legal Staff

			Online Board Document
19	Legal Services	Diligent Boardbooks	Management System for	100%
			Board Meeting Materials

			Content Management
20	Legal Services	ARC System	System for Registration	100%
			Statement Production

21	Legal Services	Abel Noser	Trade Cost Analysis	100%

22	Legal Services	Board IQ / Ignites	Industry Publications	100%

23	Advisory Services	Manager or Sub-		100%
		Adviser

C-3